Exhibit 10.2

FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement is entered into as of March __, 2019 (the “Amendment”), by and between CATASYS, INC. (“Parent”), ANXIOLITIX, INC. (“Anxiolitix”), CATASYS HEALTH, INC. (“Catasys Health”), and HERITAGE BANK OF COMMERCE (“Bank”). Parent, Anxiolitix and Catasys Health are also individually referred to herein as “Borrower” and collectively referred to as the “Borrowers”.

RECITALS

Borrowers and Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 14, 2018 and as amended from time to time (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.            The following definitions are added to Section 1.1 of the Agreement in alphabetical order:

“Billings” means the aggregate dollar value of the invoices generated by Parent and sent to its customers during a measurement period as a result of services rendered, or products sold, by Parent to such customers during such measurement period.

“Horizon” means Horizon Technology Finance Corporation and its Affiliates.

“Horizon Loan Agreement” means that certain Amended and Restated Venture Loan and Security Agreement by and between Borrowers and Horizon dated as of February __, 2019.

“Required Remaining Months Liquidity Amount” means, as of the last day of each month (the “Measurement Date”), an amount equal to the sum of (a) the whole value of the aggregate net operating loss of Borrowers (on a consolidated basis, without giving effect to any losses arising from stock-related compensation expenses and warrants) during the three (3) consecutive months ending on the Measurement Date plus (b) all principal and interest scheduled to be paid under all Indebtedness (including Indebtedness owing to Bank and Indebtedness owing to Horizon under the Horizon Loan Agreement) during the three (3) consecutive months immediately following the Measurement Date.

2.            The following definition in Section 1.1 of the Agreement is amended and restated in its entirety to read as follows:

“Remaining Months Liquidity” means the amount of Borrowers’ unrestricted cash maintained in their accounts with Bank plus the amount available for borrowing under the Revolving Facility (subject to Section 2.1(a)(iii) of this Agreement) plus the “Revolving Loan Availability Amount” as defined in the Horizon Loan Agreement.

3.            Clauses (a) and (e) of the defined term “Permitted Indebtedness” set forth in Section 1.1 of the Agreement are amended and restated in their entirety to read as follows:

(a) Indebtedness of Borrowers in favor of Bank arising under this Agreement, any other Loan Document or any other agreement between a Borrower and Bank;

(e) Indebtedness in an aggregate amount not to exceed $15,000,000 in principal, plus any accrued interest, owing to Horizon pursuant to the Horizon Loan Agreement, subject to an intercreditor agreement in form and substance reasonably satisfactory to Bank;

4.            Clause (a) of the defined term “Permitted Liens” set forth in Section 1.1 of the Agreement is amended and restated in its entirety to read as follows:

(a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement, the other Loan Documents, or any other agreement between a Borrower and Bank;

5.            The following is added to as a new subsection (iii) to the end of Section 2.1(a) of the Agreement:

(iii) Notwithstanding anything to the contrary set forth in this Section 2.1, no Advances shall be available to be made to Borrowers, and Borrowers shall not request any Advances, (A) until after Borrowers’ Billings for a three (3) consecutive calendar month period is at least Ten Million Dollars ($10,000,000); and (B) Borrowers’ Remaining Months Liquidity, immediately prior to such Advance request and after giving effect to the funding of such Advance is at least the Required Remaining Months Liquidity Amount.

6.            The following is added as a new subsection (b) to the end of Section 2.1 of the Agreement:

(b) Bank Services. From time to time, Borrowers may request, and Bank may provide, various bank services to Borrowers, including automated clearing house transactions, controlled disbursement accounts and check cashing services and the issuance of letters of credit (“Bank Services”), subject to Borrower’s execution and delivery of Bank’s standard agreements with respect to such Bank Services. Any amounts a Borrower owes Bank pursuant to such Bank Services shall be deemed to be Obligations hereunder, and may be secured by cash collateral in such amounts and on terms reasonably acceptable to Bank.

7.            The following is added as a new subsection (j) to the end of Section 6.3 of the Agreement:

(j) within thirty (30) days after the last day of each month, a Billings report.

8.            Section 6.9(c) of the Agreement is amended and restated in its entirety to read as follows:

(c) Remaining Months Liquidity.

(i)      Borrowers’ Remaining Months Liquidity, measured on a monthly basis beginning with the month ending June 30, 2019 (as reported by Borrowers on financial statements to be delivered no later than July 30, 2019) and continuing until the date on which Borrowers receive cash proceeds of not less than Ten Million Dollars ($10,000,000) from the sale of Parent’s equity securities, shall be at least the greater of (x) Four Million Dollars ($4,000,000) and (y) the Required Remaining Months Liquidity Amount.

(ii)     Commencing on the date on which Borrowers receive cash proceeds of not less than Ten Million Dollars ($10,000,000) as a result of the sale of Parent’s equity securities, and continuing until the repayment in full of the Obligations, Borrowers shall, on the last day of each calendar month, maintain a Remaining Months Liquidity in an aggregate amount not less than the Required Remaining Months Liquidity Amount.

9.            The form of Compliance Certificate previously provided to Borrowers on the Closing Date is replaced in its entirety with the form of Compliance Certificate separately provided to Borrowers by Bank on or around the date hereof.

10.           Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

11.           Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

12.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof. Notwithstanding the foregoing, Borrowers shall deliver all original signed documents no later than ten (10) Business Days following the date of execution.

13.           As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)     this Amendment, duly executed by Borrowers;

(b)     amended and restated intercreditor agreement executed by Horizon;

(c)     payment of an amendment fee equal to $2,500, plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(d)     such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWERS:

CATASYS, INC.

By:
Name:
Title:

ANXIOLITIX, INC.

By:
Name:
Title:

CATASYS HEALTH, INC.

By:
Name:
Title:

BANK:

HERITAGE BANK OF COMMERCE

By:
Name:
Title:

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